                                                                   EXHIBIT 4.4

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                       FORM OF PROVIDENTIAL HOLDINGS, INC.
                           ATTACHED REPRICING WARRANT

Warrant No. RPW-____                                              ___,000 Shares

                       Original Issue Date: March 28, 2000

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, _______________ {Purchaser of Bridge Notes} or its assigns (the "Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, after the Repricing Date, a number of shares of the Common Stock, par value $.04 (the "Common Stock"), of PROVIDENTIAL HOLDINGS, INC., a Nevada corporation (the "Company"), determined in accordance with Section 2 hereof, at a price of $.04 per share (the "Exercise Price"). Each share of Common Stock as to which this Repricing Warrant is exercisable is a "Repricing Share" and all such shares are collectively referred to as the "Repricing Shares." This Repricing Warrant shall remain attached to the Series 1 Bridge Financing Note issued to Holder on the Original Issue Date (the "Bridge Note"), until conversion of the Bridge Note, at which time a portion of this Warrant shall automatically become exercisable and detach in accordance with the terms hereof.

         SECTION 1. DEFINITIONS.

The following capitalized terms are not defined elsewhere in this Repricing Warrant, and are used herein with the meanings thereafter ascribed:

"Average Market Price" means, the arithmetic mean of the Closing Bid Prices of the Common Stock for each trading day in the Repricing Period.

"Closing Bid Price" means, the last closing bid price of the Common Stock during regular trading hours on the OTC Bulletin Board (the "OTCBB") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the OTCBB is not the principal trading market for the Common Stock, the last closing bid price during regular trading hours of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, the last closing trade price of the Common Stock as reported by Bloomberg. If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period);

"Conversion Date" means the date Holder converts the Bridge Note.

"Conversion Price" means $2.88.

"Conversion Shares" means the number of shares of Common Stock issued from time to time upon conversion of the Bridge Note.

"Repricing Date" means the twenty-first (21st) Trading Day after the Conversion Date.

"Repricing Period " means the twenty (20) Trading Days period commencing on the Conversion Date.

Other capitalized terms used in this Warrant but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

         SECTION 2. DETERMINATION OF NUMBER OF REPRICING SHARES. The number of Repricing Shares issuable upon exercise of this Repricing Warrant shall be adjusted on the Repricing Date to an amount equal to: the number of Conversion Shares multiplied by a fraction, (a) the numerator of which is the Conversion Price minus the Average Market Price and (b) the denominator of which is the Average Market Price. In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Exercise Price, the Company shall promptly issue to such Holder(s) the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such Holder(s) and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Exercise Price within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile
(A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Exercise Price to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and such Holders of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

         SECTION 3. EXERCISE OF WARRANT.

         (a) This Warrant shall be exercised by Holder in whole (and not in part) promptly following the Repricing Date by delivery to the Company at its office at 8700 Warner Avenue, Fountain Valley, California 92708 Attention:
President, of the following: (i) a written notice of such registered Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered Holder or an authorized officer thereof; (ii) a check payable to the order of the Corporation, in an amount equal to the product of the Exercise Price multiplied by the number of Repricing Shares specified in the Exercise Notice; and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials"). Notwithstanding the foregoing, this Warrant is exercisable only if the Average Price is less than the Conversion Price.

         (b) As promptly as practicable, and in any event within two (2) business days after its receipt of the Exercise Materials the Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Repricing Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date (the "Effective Date") the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise hereof; provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

         (c) If the Company shall fail to issue to Holder within five (5) business days following the date of receipt by the Company of the Exercise Materials, a certificate for the number of shares of Common Stock to which Holder is entitled upon exercise of this Warrant, in addition to all other available remedies which such holder may pursue at law or in equity, including without limitation the rights to indemnification pursuant to Section 7.18 of the Series 1 Bridge Note Purchase and Security Agreement between the Company and the initial holder of the Warrant (the "Securities Purchase Agreement"), the Company shall pay additional damages to Holder on each day after the Effective Date until such certificate for the Repricing Shares is received by Holder, an amount equal to 1.0% of the product of (A) the number of Repricing Shares not issued to Holder and to which Holder is entitled multiplied by (B) the Closing Bid Price of the Common Stock on the Effective Date. Such damages shall be computed and due and payable daily.

         (d) The Company may, in lieu of issuing the Repricing Shares, pay to Holder an amount equal to the number of Repricing Shares issuable on the Effective Date MULTIPLIED BY the Average Market Price (the "Payment Amount"). In such event, the Company shall pay the Payment Amount to Holder within five (5) business days following the Effective Date. If the Company shall fail to pay the Payment Amount within five (5) business days after the Effective Date, in addition to all other available remedies which Holder may pursue at law or equity, including without limitation the rights to indemnification pursuant to
Section 7.18 of the Securities Purchase Agreement, the Company shall pay additional damages to Holder on each day after the Effective Date, until the Payment Amount has been paid, an amount equal to 1.0% of the Payment Amount. Such damages shall be computed and due and payable daily.

SECTION 4. ADJUSTMENTS TO REPRICING SHARES. The number of Repricing Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

         (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 4(a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Company which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Repricing Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

         (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Repricing Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.04 per Share.

         (c) In the event the Company should at any time or from time to time after the Original

Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Repricing Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

         (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Repricing Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

         (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

         (g) The Company covenants and agrees that all Repricing Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

         SECTION 5. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

         SECTION 6. TRANSFER OF SECURITIES.

         (a) This Warrant and the Repricing Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 6 and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Repricing Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

         (b) Each certificate for the Repricing Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

         SECTION 6. REGISTRATION.

         All Repricing Shares are subject to the rights and privileges granted in and under the Registration Rights Agreement dated March 28, 2000 as Registrable Securities (as such term is defined in such Registration Rights Agreement).

         SECTION 7. MISCELLANEOUS.

         (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any permitted successors or assigns of the Company and of the Holder.

         (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         (c) Notwithstanding any provision herein to the contrary, Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

         (d) This Warrant may be divided into separate warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this

Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

         (e) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to Company:    Providential Holdings, Inc.
                                             8700 Warner Avenue
                                             Fountain Valley, California 92708
                                             Attn:  Chief Executive Officer
                                             Telephone:  (714) 596-0244
                                             Facsimile:  (714) 596-0252

                  If to Holder, to the registered address of Holder appearing on the books of the Company. Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof.

         (f) The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

                                 SIGNATURE PAGE
                                       TO
                           ATTACHED REPRICING WARRANT

         IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

                                       PROVIDENTIAL HOLDINGS, INC.

                                       By: /s/  Henry Fahman
                                          ------------------
                                       Henry Fahman
                                       President and Chief Executive Officer

ATTEST:

/s/  Tina Phan
--------------
Secretary/Assistant Secretary

                                [CORPORATE SEAL]

                                   ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto __________________________________________________________ the
foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of PROVIDENTIAL HOLDINGS, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:

_______________________________

_______________________________
Address

Dated: __________________, 19__

In the presence of:

_______________________________

                                 EXERCISE NOTICE

                  [To be signed only upon exercise of Warrant]

To:      PROVIDENTIAL HOLDINGS, INC.

         The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _____ shares of Common Stock of PROVIDENTIAL HOLDINGS, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

                                   Choose One:

                  The Holder herewith delivers to PROVIDENTIAL HOLDINGS, INC., a check in the amount of $______ representing the Exercise Price for such shares.

                                       or

                  The Holder elects a cashless exercise pursuant to Section 2(b) of the Warrant. The Average Market Price as of _______ was $_____.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is
________________________________.

If electronic book entry transfer, complete the following:
Account Number:_____________________________
Transaction Code Number:____________________

Dated: ___________________

                                       Holder:

                                       _________________________________________


                                       _________________________________________


                                       By:______________________________________
                                           Name:
                                           Title:


                                     NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                             COMPANY ACKNOWLEDGEMENT
                                       TO
                                 EXERCISE NOTICE

ACKNOWLEDGED AND AGREED:

PROVIDENTIAL HOLDINGS, INC.

By:__________________________________________
    Name:
    Title:

Date: